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                                                                     EXHIBIT 5.1

                                                       [PERKINS COIE LETTERHEAD]


May 21, 2003

Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, Washington 98021

Ladies and Gentlemen:

         We have acted as counsel to Quinton Cardiology Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Post-Effective Amendment No. 1 (the "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-87768) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), as filed by the Company with the Securities and Exchange Commission, which Registration Statement relates to the offer and sale by the Company of up to an aggregate of 5,443,877 shares of Common Stock, $0.001 par value per share, which may be issued as follows: (i) up to 1,217,366 shares pursuant to the 1998 Amended and Restated Equity Incentive Plan; (ii) up to 3,090,151 shares pursuant to the Amended and Restated 2002 Stock Incentive Plan; and (iii) up to 1,136,360 shares pursuant to the Amended and Restated 2002 Employee Stock Purchase Plan (collectively, the "Plans"). The Plans were assumed by the Company pursuant to the merger between the Company and Quinton Cardiology Systems, Inc., a California corporation, effective as of May 21, 2003.

         We have examined the Amendment and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that any original issuance shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Plans and the receipt of consideration therefor in accordance with the terms of the Plans, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ Perkins Coie LLP